Exhibit 99.1

Aytu BioScience Announces Closing of Public Offering

Englewood, CO – May 6, 2016 – Aytu BioScience, Inc. (OTCQX: AYTU), a specialty pharmaceutical company focused on commercializing novel products in the field of urology, today announced the closing of its previously announced underwritten public offering of 18,750,000 shares of its common stock and warrants to purchase up to an aggregate of 20,799,250 shares of its common stock at a combined public offering price of $0.40 per share and related warrant, including 2,049,250 warrants sold pursuant to the partial exercise of the underwriters’ over-allotment option at a per warrant purchase price of $0.01.

Joseph Gunnar & Co., LLC acted as sole book-running manager for the offering and Fordham Financial Management, Inc. acted as lead manager for the offering.

The company intends to use the net proceeds from the offering to fund the expansion of its commercial infrastructure for the planned launch of Natesto® and the planned expansion in the commercialization of ProstaScint® and Primsol®, to purchase complementary urology products and/or product candidates that will enhance its product portfolio and enable expansion of its commercial operations, fund the remaining clinical development activities for MiOXSYS™, to enable FDA clearance and working capital for general corporate and administrative expenses.

The securities were sold pursuant to an effective registration statement on Form S-1 (File No. 333-210144), as amended, previously filed with the Securities and Exchange Commission (SEC). The final prospectus related to the offering was filed with the SEC on May 4, 2016. Copies of the final prospectus are on the SEC’s website located at http://www.sec.gov and may also be obtained from Joseph Gunnar & Co., LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on global commercialization of novel products in the field of urology. The company currently markets two products: ProstaScint® (capromab pendetide), the only FDA-approved imaging agent specific to prostate cancer, and Primsol® (trimethoprim hydrochloride), the only FDA-approved trimethoprim-only oral solution for urinary tract infections. Aytu recently acquired exclusive U.S. rights to Natesto®, the first and only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”), which the company plans to launch in July 2016. Additionally, Aytu is developing MiOXSYS™, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside the U.S. where it is a CE Marked, Health Canada cleared product, and Aytu is conducting U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu’s strategy is to continue building its portfolio of revenue-generating urology products, leveraging its focused commercial team and expertise to build leading brands within well-established markets.

Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Please Note: This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as "may," "will," "should," "forecast," "could," "expect," "suggest," "believe," "estimate," "continue," "anticipate," "intend," "plan," or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: risks relating to our planned use of proceeds from the offering; our plans for product growth, expansion and acquisition; the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials; risks relating to gaining market acceptance of our products; obtaining reimbursement by third-party payors; the potential future commercialization of our product candidates; the anticipated designs of our future clinical trials; anticipated future regulatory submissions and events; our anticipated future cash position; and future events under our current and potential future collaborations. We also refer you to the risks described in "Risk Factors" in Part I, Item 1A of Aytu BioScience, Inc.'s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.